FIRST AMENDMENT TO FORBEARANCE AGREEMENT

This First Amendment to Forbearance Agreement, dated as of October 27, 2009, is made by and among COPPERWELD BIMETALLICS LLC, a Delaware limited liability company ("Company"), COPPERWELD BIMETALLICS UK LIMITED, a United Kingdom private limited company ("CBUK"), and FUSHI COPPERWELD, INC., a Nevada corporation formerly known as Fushi International, Inc. ("Fushi" and together with CBUK, collectively, the "Guarantors;" the Guarantors and Company, collectively, the "Obligors") and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), acting through its Wells Fargo Business Credit operating division, as assignee of The CIT Group/Commercial Services, Inc. ("CIT").

RECITALS:

Company is obligated to the Lender pursuant to a Financing Agreement dated April 5, 2007, as amended, between Company and CIT, as assigned to the Lender effective July 31, 2008 (as amended, restated, modified and/or supplemented from time to time, the "Financing Agreement"), and various other notes and documents executed by Company in favor of CIT, as assigned to the Lender. Company and the other Obligors and the Lender are also parties to a Forbearance Agreement dated as of August 11, 2009 (as amended, restated, modified and/or supplemented from time to time, the "Forbearance Agreement").

Company has requested that on account of delays in obtaining replacement financing the Lender agree to extend the Forbearance Period (as defined in the Forbearance Agreement) and the Lender has agreed to extend the Forbearance Period subject to all of the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Forbearance Agreement or the Financing Agreement, as applicable, shall have the same meanings as defined therein, unless otherwise defined herein.

2. Extension of Forbearance Period. The term "Forbearance Period," as defined in the eighth WHEREAS clause of the Recitals to the Forbearance Agreement, shall be amended by deleting "October 31, 2009" and, in lieu thereof, inserting "January 31, 2010."

3. Consideration for Extension of Forbearance. In consideration of the Lender's agreement to extend the Forbearance Period and to continue to forbear from taking certain actions during the Forbearance Period, as extended herein, the Obligors agree that:

(a) During the Forbearance Period, Company shall continue to comply with the terms of the Forbearance Agreement (as amended hereby) and the Financing Agreement and provide to the Lender such financial and other information required under or requested in accordance with the Forbearance Agreement or the Financing Agreement.

(b) Company shall pay to the Lender an additional fully earned non-refundable forbearance fee of Seventy Five Thousand Dollars ($75,000). The foregoing fee shall be in addition to all fees otherwise payable pursuant to the terms of the Financing Agreement or the Forbearance Agreement. Company hereby authorizes the Lender to make an advance pursuant to the Financing Agreement for payment of the foregoing fee.

4. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Forbearance Agreement and the Financing Agreement shall remain in full force and effect and shall apply to any advance.

5. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed copy hereof, together with each of the following, each in substance and form acceptable to the Lender in its reasonable discretion:

(a) From Company, a Certificate of Authority in form and content acceptable to the Lender.

(b) The fee payable under Paragraph 3(b) hereof.

6. Representations and Warranties. The Obligors hereby represent and warrant to the Lender as follows:

(a) Each Obligor has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by each of the Obligors and constitutes the legal, valid and binding obligation of each of the Obligors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent transfer and other laws affecting creditors' rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding at law or in equity.

(b) The execution, delivery and performance by each of the Obligors of this Amendment have been duly authorized by all necessary action, and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to any Obligor, or the organizational documents of any Obligor, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligor is a party or by which it, him, its properties or his properties may be bound or affected.

(c) All of the representations and warranties contained in Section 10 of the Forbearance Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

7. References. All references in the Forbearance Agreement to "this Agreement" shall be deemed to refer to the Forbearance Agreement as amended hereby and all references in

the Financing Agreement to "this Agreement" shall be deemed to refer to the Financing Agreement as amended by the Forbearance Agreement.

8. Release. Each Obligor forever releases and discharges the Lender and its affiliates, officers, directors, shareholders, agents, representatives, attorneys and employees (collectively, the "Released Parties"), and each of them, past and present, from any and all actions, obligations, costs, damages, losses, claims, liabilities and demands of whatever kind and nature which each Obligor has had, now has or hereafter may have, arising from or by reason of or in any way connected with any transaction contemplated by, or any matter, event or circumstance arising out of or related, to the Financing Agreement, the Forbearance Agreement or this Amendment, which occurred or existed prior to the date hereof. It is understood and agreed that this release is not to be construed as an admission of liability on the part of the Lender or the Released Parties.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin.

9. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Forbearance Agreement to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ______________________________
Brian P. Bur, Assistant Vice President

COPPERWELD BIMETALLICS LLC

By: [signature]
Name: Dwight Berry
Title: COO 10/27/09

COPPERWELD BIMETALLICS UK LIMITED

By: BEIHONG "LINDA" ZHANG
Name: [signature]
Title: CFO 10/27/09

FUSHI COPPERWELD, INC.

By: [signature]
Name: BEIHONG "LINDA" ZHANG
Title: CFO 10/27/09